Exhibit 99.1

News Release

Investor Contacts:

KCSA Strategic Communications

Philip Carlson / Brad Nelson

+1 212.896.1233 / +1 212.896.1217

pcarlson@kcsa.com / bnelson@kcsa.com

MagneGas Establishes Joint Venture Company “Kickin Gas Partners” to Expand Distribution Capabilities

TAMPA, FL – 05/28/15 -- MagneGas® Corporation ("MagneGas®" or the "Company") (NASDAQ: MNGA) is a leading technology company that counts among its inventions a patented process that converts liquid waste into MagneGas® fuel, announced today that the company has officially established a new joint venture Company “Kickin Gas Partners, Inc.” to expand distribution and service capability into North Florida. A 50/50 joint venture company was established from a previously signed agreement with Suwannee Ironworks, an existing client. Through Kickin Gas Partners, the Company will now be able to directly distribute MagneGas® in areas not currently serviced and will expand revenue opportunities from gas and welding supplies. This new joint venture will launch MagneGas® into North Florida, from Tallahassee to Jacksonville, as well as from southern Georgia to Gainesville.

MagneGas’ subsidiary, ESSI, will provide the inventory, proprietary distributorships, accounting and billing management. Suwanee Ironworks will provide the commercial location, shipping and transportation, and personnel to operate the new location for the joint venture. The Company anticipates that this new joint venture will allow the service of customers that have indicated an interest working with MagneGas, but preferred a full service welding supply company that was local to their area.

“We are excited that this joint venture agreement has come to fruition. There are multiple expansion opportunities in North Florida and Georgia that have been previously unavailable to us and we believe this new expansion is just one of many to come as we increase our fuel sales across the United States,” stated Ermanno Santilli, CEO of MagneGas Corporation.

The MagneGas® IR App is now available for free in Apple’s App Store for the iPhone or iPad http://bit.ly/AfLYww and at Google Play http://bit.ly/Km2iyk for Android mobile devices.

To be added to the MagneGas® investor email list, please email pcarlson@kcsa.com with MNGA in the subject line.

About Suwannee Ironworks

Suwannee Ironworks and Fence was founded in 1990. With over 40 years of experience. The Company's goal is to provide clients with the highest quality in fabrication and fencing needs. Their top priority is quality work and personal service no matter how big or small the project may be. Suwannee Iron Works & Fence fabricates and installs structural steel framing and miscellaneous components involved in building large and small commercial and industrial projects such as Office Buildings, Department Stores and Warehouses throughout the United States. Their designers, engineers, and fabricators regularly work with carbon steel, stainless steel, aluminum, titanium, and magnesium. Their sister company, Suwannee Fence also supplies installs chain link, wroth iron, PVC & wood fencing custom built to the project.  The Company's wide-ranging steel fabricating qualifications have made them a custom steel fabricator of choice for manufacturers throughout the United States. They have built a reputation on quality workmanship and integrity in all aspects of business. They are proud of their longevity and expect to maintain their status as a leader in the custom steel fabricating industry. The Company supplies and installs products from Maine to Hawaii and from Puerto Rico to Alaska.

About MagneGas Corporation

Founded in 2007, Tampa-based MagneGas® Corporation (NASDAQ: MNGA) is a technology company that counts among its inventions, a patented process that converts liquid waste into hydrogen based fuels. The Company currently sells MagneGas® into the metal working market as a replacement to acetylene. It also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications. For more information on MagneGas®, please visit the Company's website at www.MagneGas.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The Company is currently using new ethylene glycol to produce fuel until proper permits to process used liquid waste have been obtained.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.